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                                                            Exhibit 16(a)(23)(a)


                        Consent of Independent Auditors
                        -------------------------------

The Shareholder and Board of Directors
Aetna Insurance Company of America:

We consent to the use of our reports included herein and to the reference to our Firm under the heading "Experts" in the Prospectus.

Our reports refer to a change in 1993 in the Company's methods of accounting for certain investments in debt and equity securities.

/s/KPMG Peat Marwick LLP

Hartford, Connecticut
July 7, 1995